EXHIBIT (J)(2)

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference into the Prospectuses and Statement of Additional Information in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of The Travelers Series Trust:
Equity Income and Large Cap Portfolios, of our report dated February 12,
2003 on the financial statements and financial highlights included in the December 31, 2002 Annual Report to Shareholders of The Travelers Series
Trust: Equity Income and Large Cap Portfolios.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Auditor" in the Statement of Additional Information.



                                                 /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 24, 2003